UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2023
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	1701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On September 28, 2023, one of Ameresco, Inc.'s ("Ameresco") subsidiaries ("RNG Holdings"), a holding company for certain of Ameresco's renewable natural gas project companies, amended and restated its loan agreement with HA RNG Lender LLC, an affiliate of Hannon Armstrong Sustainable Infrastructure Capital, Inc., dated as of October 26, 2022 as thereafter amended (the "Prior RNG Credit Facility" and as so amended and restated the "Restated RNG Credit Facility"). Prior to the amendment and restatement, RNG Holdings had borrowed $215 million under the credit facility. The Restated RNG Credit Facility extended the loan maturity date from October 26, 2037 to August 31, 2039, increased the available borrowings under the loan agreement to $500 million, continued existing loans to project companies, added certain renewable natural gas project companies to the loan portfolio and provided that additional wholly and majority owned project companies may be added to the loan portfolio subject to certain conditions.

At the closing, RNG Holdings drew down $135.5 million under the Restated RNG Credit Facility, which was used to pay transaction costs, reimburse project costs incurred by Ameresco, make other permitted distributions to Ameresco, and to fund RNG Holding's reserve accounts. Subject to certain conditions, the facility allows for additional draws to be made up to the remaining principal amount to fund the construction and operation of renewable natural gas projects owned and operated by the project companies.

The loan bears interest at a rate of 6.70% with a residual percentage of distributable cash flows payable after the maturity date of the loan, until the earlier of the lender achieving an 8.51% “IRR” on funds borrowed under the facility, or the facility discharge date which was extended to August 31, 2049. All borrowings may be paid before maturity in whole or in part at RNG Holdings’s option after August 30, 2027 provided that the lender’s IRR is achieved, and against a prepayment of 102% of par for prepayments between August 31, 2027 and August 31, 2029 and 101% of par for prepayments between September 1, 2029 and August 30, 2031. No call premium applies for payments after August 30, 2031.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
October 3, 2023	By:	/s/ Spencer Doran Hole
Spencer Doran Hole
Executive Vice President and Chief Financial Officer